Exhibit 99


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

       ------------------------------------------------------------------

                                    FORM 11-K

             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(Mark One):

[X] ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1996

                                       or

[  ]     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
         ACT OF 1934
For the transition period from ____________ to ____________

Commission file number V-1799

         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                        THRIFT PLAN PLUS FOR EMPLOYEES OF
                               MEDIA GENERAL, INC.

         B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                               MEDIA GENERAL, INC.
                              333 East Grace Street
                            Richmond, Virginia 23219

                            ------------------------

                              Financial Statements
                           And Supplemental Schedules

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                    Years ended December 31, 1996, and 1995,
                       with Report of Independent Auditors

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                              Financial Statements
                           and Supplemental Schedules


                     Years ended December 31, 1996, and 1995





                                Table of Contents

Report of Independent Auditors.............................................1

Financial Statements

Statements of Net Assets Available for Plan Benefits,
     with Fund information...............................................2-3
Statements of Changes in Net Assets Available for Plan Benefits,
     with Fund information...............................................4-5
Notes to Financial Statements...........................................6-10


Supplemental Schedules                                              Schedule
                                                                    --------
Schedule of Assets Held for Investment Purposes,
   December 31, 1996.......................................................A
Schedule of Reportable 5% Transactions for the
   year ended December 31, 1996............................................B

                         Report of Independent Auditors


Administrator
Thrift Plan Plus For Employees of Media General, Inc.

We have audited the accompanying statements of net assets available for plan benefits of the Thrift Plan Plus For Employees of Media General, Inc., as of December 31, 1996, and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996, and 1995, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1996, and reportable 5% transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basis financial statements taken as a whole.

                                             ERNST & YOUNG LLP
Richmond, Virginia
May 29, 1997


                                                       Thrift Plan Plus
                                             For Employees of Media General, Inc.

                          Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                       December 31, 1996
                                 Stable Value                       Media General     Balanced
                                     Fund          Equity Fund       Stock Fund         Fund        Loan Fund        Total
                                  -------------------------------------------------------------------------------------------
Assets
Investment in Media General,
     Inc., Class A
     Common Stock, 2,906,700
         shares at market of
         $30.250 per share,
         cost $61,010,626         $          -    $          -      $ 87,927,675    $          -   $         -  $  87,927,675
Other investments, at market:
     Common trust fund managed
      by Trustee:
         Short-term investments,
         cost $3,648,550             1,882,515          45,439         1,942,749          32,724      (254,877)     3,648,550
     Common trust funds managed
      by Frank Russell Trust Co.,
      cost $12,242,929                       -      16,292,734                 -       1,928,615             -     18,221,349
     Guaranteed insurance contracts,
         cost $12,586,782           12,586,782               -                 -               -             -     12,586,782   ,
     Loans to participants                   -               -                 -               -     8,630,697      8,630,697
Dividends and interest
     receivable                          6,120             430             8,848             127        56,891         72,416
Contributions receivable               110,918         195,911           793,476          45,704             -      1,146,009
Receivable (payable) resulting
     from participants' fund
      transfers                        (59,602)        368,945          (773,662)        157,162       307,157              -
Other receivables                            -               -                 -               -       212,391        212,391
                                  -------------------------------------------------------------------------------------------
                                    14,526,733      16,903,459        89,899,086       2,164,332     8,952,259    132,445,869

Liabilities
     Contribution refunds
      payable                            8,452          13,366            24,466             726             -         47,010
                                  -------------------------------------------------------------------------------------------
Net assets available for plan
     benefits                     $ 14,518,281    $ 16,890,093      $ 89,874,620     $ 2,163,606   $ 8,952,259  $ 132,398,859
                                  ============================================================================================

See accompanying notes.


                                                        Thrift Plan Plus
                                              For Employees of Media General, Inc.

                           Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                        December 31, 1995

                                    Stable Value                       Media General     Balanced
                                        Fund          Equity Fund       Stock Fund         Fund        Loan Fund        Total
                                     -------------------------------------------------------------------------------------------


Assets
Investment in Media General,
     Inc., Class A
     Common Stock, 2,900,338
      shares at market of
      $30.375 per share,
      cost $60,147,620               $          -   $          -     $ 88,097,767       $       -   $         -  $  88,097,767
Other investments, at market:
     Common trust fund managed
      by Trustee:
         Short-term investments,
          cost $2,394,551                 639,784         99,475        1,389,354          19,681       246,257      2,394,551
     Common trust funds managed
      by Frank Russell Trust Co.,
      cost $9,638,812                           -     11,898,165                -         743,681             -     12,641,846
     Guaranteed insurance contracts,
         cost $13,318,325              13,318,325              -                -               -             -     13,318,325
     Loans to participants                      -              -                -               -     8,010,466      8,010,466
Dividends and interest receivable           3,054            551            5,341             100        52,671         61,717
Contributions receivable                  141,074        168,359          796,634          32,527             -      1,138,594
Receivable (payable) resulting
     from participants' fund
      transfers                           197,791        188,026          (55,010)         (1,398)     (329,409)             -
Other receivables                               -              -                -               -       213,730        213,730
                                      ----------------------------------------------------------------------------------------
                                       14,300,028     12,354,576       90,234,086         794,591     8,193,715    125,876,996

Liabilities
     Payable to broker                          -              -          349,975               -             -        349,975
     Contribution refunds
      payable                              16,363         37,295           71,682           1,168             -        126,508
                                      ----------------------------------------------------------------------------------------
Net assets available for plan
    benefits                         $ 14,283,665   $ 12,317,281     $ 89,812,429       $ 793,423   $ 8,193,715  $ 125,400,513
                                     =========================================================================================

See accompanying notes.


                                                        Thrift Plan Plus
                                              For Employees of Media General, Inc.

                      Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information

                                                  Year ended December 31, 1996
                                      Stable Value                     Media General     Balanced
                                          Fund        Equity Fund       Stock Fund         Fund       Loan Fund       Total
                                      -----------------------------------------------------------------------------------------
Investment income:
     Dividends                        $          -   $          -      $  1,443,252     $        -    $        -  $   1,443,252
     Interest                              809,023          4,812            70,862          1,939       656,444      1,543,080
                                      -----------------------------------------------------------------------------------------
                                           809,023          4,812         1,514,114          1,939       656,444      2,986,332
                                      -----------------------------------------------------------------------------------------

Net appreciation (depreciation)
     in fair value of assets                     -      3,119,632          (264,350)       195,713             -      3,050,995

Contributions:
     Employer                                    -              -         4,114,506              -             -      4,114,506
     Participants                        1,269,333      2,203,178         4,483,633        542,462             -      8,498,606
                                      -----------------------------------------------------------------------------------------
         Total                           1,269,333      2,203,178         8,598,139        542,462             -     12,613,112
                                      -----------------------------------------------------------------------------------------

Adjustments for participants'
     fund transfers                        425,524        711,814        (2,499,434)       829,201       532,895              -
Distributions to withdrawing
     participants                       (2,269,264)    (1,466,624)       (7,286,278)      (199,132)     (430,795)   (11,652,093)
                                      ------------------------------------------------------------------------------------------
Net increase in net assets
     available for plan benefits           234,616      4,572,812            62,191      1,370,183       758,544      6,998,346
Net assets available for plan
     benefits at December 31, 1995      14,283,665     12,317,281        89,812,429        793,423     8,193,715    125,400,513
                                      -----------------------------------------------------------------------------------------
Net assets available for plan
     benefits at December 31, 1996    $ 14,518,281   $ 16,890,093      $ 89,874,620    $ 2,163,606   $ 8,952,259  $ 132,398,859
                                      =========================================================================================


See accompanying notes.



                                                        Thrift Plan Plus
                                              For Employees of Media General, Inc.

                      Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information

                                                  Year ended December 31, 1995
                                      Stable Value                     Media General       Balanced
                                          Fund         Equity Fund       Stock Fund          Fund       Loan Fund       Total
                                      -------------------------------------------------------------------------------------------
Investment income:
     Dividends                        $          -    $         85      $  1,396,788       $       -   $         -  $   1,396,873
     Interest                              793,621           7,968            50,441             975       548,615      1,401,620
                                      -------------------------------------------------------------------------------------------
                                           793,621           8,053         1,447,229             975       548,615      2,798,493
                                      -------------------------------------------------------------------------------------------

Net appreciation in fair value
      of assets                                  -       2,917,250         5,821,807          42,153             -      8,781,210

Contributions:
     Employer                                    -               -         3,908,067               -             -      3,908,067
     Participants                        1,593,646       1,763,926         4,332,340         165,957             -      7,855,869
                                      -------------------------------------------------------------------------------------------
         Total                           1,593,646       1,763,926         8,240,407         165,957             -     11,763,936
                                      -------------------------------------------------------------------------------------------

Adjustments for participants'
     fund transfers                        327,181         676,163        (2,617,678)        590,369     1,023,965              -
Distributions to withdrawing
     participants                       (1,876,879)       (775,745)       (6,372,060)         (6,031)     (276,168)    (9,306,883)
                                      --------------------------------------------------------------------------------------------
Net increase in net assets
     available for plan benefits           837,569       4,589,647         6,519,705         793,423     1,296,412     14,036,756
Net assets available for plan
     benefits at December 31, 1994      13,446,096       7,727,634        83,292,724               -     6,897,303    111,363,757
                                      -------------------------------------------------------------------------------------------
Net assets available for plan
benefits at December 31, 1995         $ 14,283,665    $ 12,317,281      $ 89,812,429       $ 793,423   $ 8,193,715  $ 125,400,513
                                      ===========================================================================================

See accompanying notes.

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                          Notes to Financial Statements

                                December 31, 1996


1.       Significant Accounting Policies

Basis of Accounting

The financial statements of the Thrift Plan Plus for Employees of Media General, Inc., (the Plan) are prepared on the accrual basis of accounting.

Valuation of Investments

All investments, other than guaranteed insurance contracts and loans to participants, are carried at market value. Deposits under guaranteed insurance contracts are carried at contract value which approximates fair value. Loans to participants are carried at the original amount of the loan less repayments received. Investments in securities traded on national securities exchanges are valued at the last reported sales price or at the last reported bid quotation if not traded on that day. Investments in commingled equity and balanced funds are valued at their redemption value. Dividends are recorded on the ex-dividend date and interest is accrued as earned.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.


2.       Contributions

The Plan allows participants to elect to contribute 1% to 20% of their total compensation, subject to limitations prescribed by the Internal Revenue Code, by means of regular payroll deductions. Contributions are made in the form of pretax salary reductions or voluntary contributions of after-tax dollars by the participants. Participants can elect to contribute 1% to 10% of their pay, in whole percentages, to the Plan before taxes are withheld from their compensation and 1% to 10%, in whole percentages, after taxes are withheld from their compensation. The Company matches a participant's contribution up to a total of 6% of the participant's contribution for each plan year based upon the following chart. If a participant contributes more than 6% in total to the Plan, the percent designated as pretax is considered first for purposes of the Company match.

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                    Notes to Financial Statements (continued)


2.       Contributions (continued)

                                                                     Company matching percentage
                                                                     ---------------------------
          Total contribution                             On pretax portion           On after-tax portion
         percent to be matched                               of total                      of total
        by Company contribution                            contribution                  contribution
        -----------------------                            ------------                  ------------
                 1%                                             75%                           50%
                 2%                                             75%                           50%
                 3%                                             75%                           50%
                 4%                                             75%                           50%
                 5%                                             65%                           50%
                 6%                                             55%                           50%

Contributions from participants are invested in accordance with the terms of the Plan at the option of the participant, in: (i) a Stable Value Fund for the purchase of guaranteed insurance contracts, (ii) an Equity Fund for the purchase of interests in commingled equity stock funds, (iii) a Media General Stock Fund for the purchase of Class A Common Stock of Media General, Inc., (iv) a Balanced Fund for the purchase of an interest in a commingled global balanced fund or (v) certain combinations of these funds as provided by the Plan. Company matching contributions are invested in Media General, Inc. stock subject to the transfer provisions discussed in the following paragraph. The Plan also includes, among other things, a loan feature (see Note 6). Under specified guidelines, a participant may request the Trustee to transfer a portion of the participant's balance in other funds into the loan fund for disbursement as a loan to the participant. Repayment of principal and interest is generally made by payroll deduction and the loans are fully secured by the participant's account balance.

On any allocation date (the date that participants may change their Investment Option selection), participants who have attained age 55 may elect to transfer 100% of the market value of their account to any of the Investment Options provided for by the Plan. Also, on any allocation date, participants under age 55 may elect to: transfer 100% of the market value of their account among the Equity, Balanced and Stable Value Funds; transfer 25% of their account from the Media General Stock Fund to the Stable Value, Balanced and/or Equity Funds, or; transfer 25% of their account from the Stable Value, Balanced and/or Equity Fund to the Media General Stock Fund. The allocation date is the first day of any quarter and four transfers are permitted in any Plan year.

The Plan's assets are held by Northern Trust Company, a trustee, pursuant to a trust agreement dated July 1, 1987. Frank Russell Trust Company has investment responsibility for the Equity Fund, and Capitoline Investment Services, Inc., has investment responsibility for the Stable Value Fund.

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                    Notes to Financial Statements (continued)


2.       Contributions (continued)

Effective July 1, 1995, the Plan added another investment option with the addition of the Balanced Fund. Frank Russell Trust Company has investment responsibility for this fund.


3.       Vesting, Withdrawals, and Terminations

In the event of termination of employment or withdrawal from the Plan, participants are paid the value of their account attributable to the amounts they contributed plus the value of their account attributable to Company contributions which has vested. The vesting provisions of the Plan provide for immediate 100% vesting of the value of Company pretax matching contributions and the value of after-tax matching contributions.

The Company has established the Plan with the intention that it will continue. The Company has the right at any time to terminate the Plan. The value of the participant's accounts would be distributed to the participant in a manner consistent with the Summary Plan Description.

The above descriptions are provided for informative purposes. Readers should refer to the Summary Plan Description for more complete information.


4.       Income Taxes

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Employee contributions qualify as "cash or deferred" contributions under Section 401(k) of the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Company believes the Plan continues to qualify under the IRC.

Until such time as a participant or his beneficiary withdraws from the Plan, no income tax is payable by the participant on: (i) contributions made by the Company on his behalf, (ii) interest and dividends added to his account, (iii) gains on sales of securities by the trust, or (iv) effective July 1, 1985, contributions made by the participant in the form of pretax salary reductions not exceeding 6% of his compensation through December 31, 1986, and 10% thereafter, subject to limitations prescribed by the IRC.

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                    Notes to Financial Statements (continued)


5.       Investments

Investments representing five percent or more of the Plan's net assets at December 31, 1996, and 1995, consisted of the following:

                                                     1996                                     1995
                                       --------------------------------------------------------------------------
Name and Title                              Cost            Market Value            Cost             Market Value
                                       --------------------------------------------------------------------------
Media General, Inc.,
 Class A Common Stock                   $61,010,626         $87,927,675        $60,147,620           $88,097,767
Frank Russell Equity I                    9,623,174          14,980,481          8,180,290            10,928,875

6.       Loans to Participants

The Plan has a loan feature available to all Plan participants. Loans are made from the participant's account, reducing the investment balance and creating a receivable in the Loan Fund. Loans are secured by the participant's vested account balance. Loans to terminated participants and loans in default are treated as distributions to the participant. Loans are generally repaid through payroll deduction including principal and interest. The principal portion reduces the receivable from participants and both principal and interest are transferred to the participant's investment account as repayments are received.

Participants may obtain loans based on the vested value of their accounts. New loans cannot exceed 50% of the participant's account value or a maximum of $50,000 in accordance with the Department of Labor's regulations on loans to participants. Loans are limited to one loan per participant per twelve month period with a maximum of two loans outstanding at any one time. Loans shall bear a reasonable rate of interest and must be repaid over a period not to exceed 5 years unless used to purchase the participant's primary residence, in which case the loan must be repaid over a period not to exceed 10 years.


7.       Related Party Transactions

Recurring administrative expenses of the Plan, which include trustee fees, are paid by Media General, Inc. Administrative expenses for the years ended December 31, 1996, and 1995, were approximately $440,000 and $400,000, respectively.

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                    Notes to Financial Statements (continued)


8.       Comparison to Form 5500

Form 5500 requires the recording of a liability for distributions allocated to participants as of year end, but for which disbursement of those funds from the Plan has not yet been made. This requirement is different from the presentation of such funds in the financial statements where they remain in net assets available for plan benefits. The liability per Form 5500 is $2,266,767 as of December 31, 1996, and $1,497,538 as of December 31, 1995.

                             Supplemental Schedules

                                                                      Schedule A

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                                    Item 27a

                 Schedule of Assets Held for Investment Purposes


                                December 31, 1996

Name and Title                                                             Cost                    Market Value
------------------------------------------------------------------------------------------------------------------
Stable Value Fund:
     Northern Trust Company Short-Term
         Investment Fund                                              $      1,882,515           $       1,882,515
                                                                      ============================================

     Insurance contracts:
         Combined Insurance Company of America,
              6.02%, September 30, 1998                               $      1,077,834           $       1,077,834
         Hartford Life, Variable,
              March 16, 1998                                                 1,017,680                   1,017,680
         John Hancock, 6.10%,
              June 30, 1997                                                  1,175,933                   1,175,933
         Life Insurance Co. of Georgia,
              6.55%, September 30, 1997                                      1,111,276                   1,111,276
         Life of Virginia, Variable,
              Open Maturity                                                  1,096,387                   1,096,387
         Metropolitan Life, 5.50%,
              March 31, 1997                                                 1,160,799                   1,160,799
         Metropolitan Life, 5.35%,
              January 29, 1999                                               1,045,707                   1,045,707
         New York Life, 6.63%,
              December 30, 1997                                                723,231                     723,231
         New York Life, 6.46%,
              April 22, 1999                                                 1,558,747                   1,558,747
         Peoples Security, 6.21%,
              June 30, 1998                                                  1,608,616                   1,608,616
         Security Life of Denver, 6.30%,
              July 29, 1999                                                  1,010,572                   1,010,572
                                                                      --------------------------------------------
                                                                      $     12,586,782           $      12,586,782
                                                                      ============================================

                                                                      Schedule A

                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                                    Item 27a

           Schedule of Assets Held for Investment Purposes (continued)


                                December 31, 1996

Name and Title                                                             Cost                    Market Value
------------------------------------------------------------------------------------------------------------------
Equity Fund:
     Northern Trust Company Short-Term
         Investment Fund                                              $         45,439           $          45,439
                                                                      ============================================

     Frank Russell Equity I Fund Shares                               $      9,623,174           $      14,980,481
     Frank Russell Equity II Fund Shares                                       928,375                   1,312,253
                                                                      --------------------------------------------
                                                                      $     10,551,549           $      16,292,734
                                                                      ============================================


Media General Stock Fund:
     Northern Trust Company Short-Term
         Investment Fund                                              $      1,942,749           $       1,942,749
                                                                      ============================================

     Media General, Inc., Class A Common Stock                        $     61,010,626           $      87,927,675
                                                                      ============================================


Balanced Fund:
     Northern Trust Company Short-Term
         Investment Fund                                              $         32,724           $          32,724
                                                                      ============================================

     Frank Russell Balanced Fund Shares                               $      1,691,380           $       1,928,615
                                                                      ============================================


Loan Fund:
     Northern Trust Company Short-Term
         Investment Fund                                              $       (254,877)          $        (254,877)
                                                                      ============================================

     Loans to participants                                            $      8,630,697           $       8,630,697
                                                                      ============================================

                                                                      Schedule B


                                Thrift Plan Plus
                      For Employees of Media General, Inc.

                                    Item 27d

                     Schedule of Reportable 5% Transactions

                          Year ended December 31, 1996



                                                Average                                       Current              Net Gain
                                              Purchase or               Cost of              Value of                 or
        Description of Asset                  Sale Price                 Asset                 Asset                (Loss)
---------------------------------------------------------------------------------------------------------------------------
                                                  ($)                     ($)                   ($)                   ($)
Transactions by issue:

COLTV Short-Term Investment Fund
     18,991,474 increases on 68 days                1.00                 18,991,474            18,991,474               ---
     17,195,348 decreases on 98 days                1.00                 17,195,348            17,195,348               ---
                                                                         --------------------------------------------------
                                                                         36,186,822            36,186,822               ---
                                                                         ==================================================


COLTV Short-Term Investment Fund
     15,187,090 increases on 156 days               1.00                 15,187,090            15,187,090               ---
     15,474,340 decreases on 131 days               1.00                 15,474,340            15,474,340               ---
                                                                         --------------------------------------------------
                                                                         30,661,430            30,661,430               ---
                                                                         ==================================================

                                  EXHIBIT INDEX

                                       TO
                                  FORM 11-K FOR
                              The Thrift Plan Plus
                      For Employees of Media General, Inc.


           Exhibit Number                    Description of Exhibit
           --------------                    ----------------------

                  23                        Consent of Ernst & Young LLP,
                                            independent auditors, dated
                                            June 25, 1997

                                                                      Exhibit 23

                         Consent of Independent Auditors


The Board of Directors and Stockholders
Media General, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-29478 and Form S-8 No. 333-16737) pertaining to the Thrift Plan Plus for Employees of Media General, Inc., of our report dated May 29, 1997, with respect to the financial statements and schedules of the Thrift Plan Plus for Employees of Media General, Inc., included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                                              Ernst & Young LLP


Richmond, Virginia
June 25, 1997